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                                                                    EXHIBIT 99.1

                                 (FORM OF PROXY)
                                 NETGRAVITY, INC.
       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TUESDAY, OCTOBER 26, 1999
        (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NETGRAVITY)


The undersigned stockholder of NetGravity, Inc. hereby appoints Eric W. Spivey and Stephen E. Recht, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of NetGravity, Inc. to be held at 8:00 a.m., local time, on Tuesday, October 26, 1999, at the Residence Inn By Marriott, 2000 Winward Way, San Mateo, California 94404.



                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                                SEE REVERSE SIDE



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                                  - DETACH HERE -

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                                                       Please mark
                                                       your votes         / X /
                                                       as indicated in
                                                       this example

1. Approval and adoption of the merger agreement among DoubleClick Inc., NetGravity, Inc. and NJ Merger Corporation and approval of the merger between DoubleClick and NetGravity.

                         FOR        AGAINST        ABSTAIN

                        /   /        /   /          /   /

2. Granting the Board of Directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the merger agreement.

                         FOR        AGAINST        ABSTAIN

                        /   /        /   /          /   /

3. In their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

   The Board of Directors recommends a vote FOR each of the proposals.

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

Do you plan to attend the special meeting?     Yes /  /   No /  /



PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS ON THE ENVELOPE IN WHICH THIS MATERIAL WAS MAILED. IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD USE FULL TITLE AND, IF MORE THAN ONE, ALL SHOULD SIGN. IF THE STOCKHOLDER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF THE STOCKHOLDER IS A PARTNERSHIP, PLEASE SIGN FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON.



Signature(s) ______________________________________  Dated ____________   ,

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                           - FOLD AND DETACH HERE -